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                                                                  EXHIBIT 23.1
                                                                  ------------

                        CONSENT OF BEARD & COMPANY, INC.

         We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3) and related prospectus of MBNK Capital Trust I and to the incorporation by reference therein of our report dated January 29, 1999, with respect to the consolidated financial statements of Main Street Bancorp, Inc. included in its annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

                                                     /s/ BEARD & COMPANY, INC.



Reading, Pennsylvania
November 24, 1999